EXHIBIT 24(a)

                               MOTOROLA, INC.

                             POWER OF ATTORNEY

                    Registration Statement on Form S-3

     Each of the undersigned directors of Motorola, Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission ("Commission") a registration statement ("Registration Statement") on Form S-3 to register shares of the Company's Common Stock, $3 par value, acquired in connection with merger of EMTEK Healthcare Systems, Inc. into the Company under the Securities Act of 1933, hereby appoints Gary L. Tooker, Christopher B. Galvin and Carl F. Koenemann and each or any of them, acting alone without the other, each with the power of substitution, for him or her and in his or her name to be his or her lawful attorney-in-fact, with full power to sign and affix his or her name as such director of the Company to the Registration Statement and any amendments, including post-effective amendments, thereto, which said attorney-in-fact may deem necessary or proper and to file the same, with all exhibits thereto and other supporting documents, with the Commission, and granting unto said attorneys-in-fact and each of them full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.


     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 29th day of August, 1996.


/s/  H. Laurance Fuller                    /s/ Thomas J. Murrin
H. Laurance Fuller                         Thomas J. Murrin

/s/  Christopher B. Galvin                 /s/  Nicholas Negroponte
Christopher B. Galvin                      Nicholas Negroponte

/s/  Robert W. Galvin                      /s/  John E. Pepper, Jr.
Robert W. Galvin                           John E. Pepper, Jr.

/s/  Anne P. Jones                         /s/ Samuel C. Scott, III
Anne P. Jones                              Samuel C. Scott, III

/s/  Donald R. Jones                       /s/  William J. Weisz
Donald R. Jones                            William J. Weisz

/s/  Judy C. Lewent                        /s/  B. Kenneth West
Judy C. Lewent                             B. Kenneth West

/s/  Walter E. Massey                      /s/  John A. White
Walter E. Massey                           John A. White

/s/  John F. Mitchell
John F. Mitchell